UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ADVAXIS, INC.

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EXPLANATORY NOTE

On October 21, 2021, Advaxis Inc. (the “Company”) filed with the Securities and Exchange Commission its Definitive Proxy Statement (the “Definitive Proxy Statement”) for the Company’s Special Meeting of Stockholders to be held on November 16, 2021, at 10:00 a.m. Eastern Time. The Definitive Proxy Statement inadvertently omitted, in the section “Biosight’s Business -- Certain Projected Revenue Information” beginning on page 166, a chart reflecting U.S. Based Aspa Forecasted Revenues. A complete version of such section, including the chart, is set forth below.

Certain Projected Revenue Information

Set forth below are projected peak revenues for use of BST-236 in the treatment of AML and MDL prepared by Cello Health BioConsulting and certain information upon which the projections are based. The full text of the Opportunity Assessment for BST-236, dated September 23, 2021 (the “Report”), which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Exhibit 99.1 to this Registration Statement. Any summaries of the Report set forth herein are qualified in their entirety by reference to the full text of the Report. Holders of Biosight shares and Advaxis common stock are urged to read the Report in its entirety. The Report speaks only as of its date and does not reflect any developments that may occur or may have occurred after the date of the Report and prior to the completion of the Business Combination. The preparation of revenue projections is a complex process and is not susceptible to a partial analysis or summary description. Cello Health BioConsulting believes that its Report must be considered as a whole and that selecting portions of its Report, without considering the Report taken as a whole, may create an incomplete view of the revenue projections.

The revenue projections were not available to the boards of Biosight or Advaxis in connection with their respective reviews of the Business Combination because the first draft of the revenue projections had not been provided by Cello Health BioConsulting to Biosight until July 7, 2021 which was after Biosight and Advaxis entered into the Merger Agreement. In addition, because they had not yet been prepared, the revenue projections were not available the LifeSci Capital in connection with their preparation of their opinion to the Advaxis Board regarding the Business Combination.

Biosight has not warranted the accuracy, reliability, appropriateness or completeness of the cash spending projections to anyone, including us. Neither the management of Biosight nor any of its representatives, advisors or affiliates has made or makes any representation to any person regarding the ultimate revenue of Biosight compared to the information contained in the revenue projections, and none of them intends to or undertakes any obligation to update or otherwise revise the revenue projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the cash spending projections are shown to be in error. The revenue projections are subjective in many respects. As a result, there can be no assurance that the revenue projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the revenue projections cover multiple years, that information by its nature becomes less predictive with each successive year. Accordingly, they should not be looked upon as “guidance” of any sort. You are cautioned not to rely on the revenue projections in making a decision regarding the transaction, as actual results may be materially different from the revenue projections.

While presented in this proxy statement/prospectus/information statement with numeric specificity, the revenue projections of Biosight are forward-looking statements that are based on assumptions that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond Biosight’s control. These include the risks described in the section entitled “Forward-Looking Statements” and “Risk Factors.” The revenue projections also reflect assumptions as to certain business decisions that are subject to change. There may be differences between actual and projected revenue, and actual revenue may be materially less or materially greater than those contained in the revenue projections. The inclusion of the revenue projections in this proxy statement/prospectus/information statement should not be regarded as an indication that Biosight or its representatives considered or currently consider the revenue projections to be a reliable prediction of future events, and reliance should not be placed on the revenue projections.

The projections were prepared by Cello Health BioConsulting. The projections were not prepared with a view towards compliance with GAAP, the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation of prospective financial information. The prospective financial information included in this document has been prepared by, and is the responsibility of, Biosight’s management. Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, does not express an opinion or any other form of assurance with respect thereto. The Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, report included in this document relates to Bio sight’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

The key elements of the revenue projections of Biosight are as follows (in millions of dollars, unaudited):

US-Based Aspa Forecasted Revenues
(2024-2034E)
$M
2,500
2,000
1,500
1,000
500
0
AML: R/R
AML: 1L Unfit Combo
AML: 1L Unfit Mono
MDS: High-Risk R/R
81
324
124
22
78
100
569
182
83
164
140
849
231
190
260
168
1,101
275
267
367
192
1,322
318
304
485
214
1,539
360
327
615
236
1,729
381
347
759
243
1,829
403
367
803
256
1,934
426
388
849
271
2,045
450
410
897
287
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034

The revenue projections was prepared using a number of assumptions, including the following assumptions that are believed to be material:

● The revenue projections assume that (i) FDA approval for use of BST-236 for relapsed/refractory AML is received on an accelerated basis in 2024, (2) FDA approval for use of BST-236 in high-risk relapsed/refractory MDS is received on an accelerated basis in 2024, (3) FDA approval for use of BST-236 as a first-line, venetoclax combination treatment for AML is received in 2025 and (4) FDA approval for use of BST-236 as a first-line, single-agent treatment for AML for adults unfit for intensive chemotherapy is received in 2025. While Biosight and Cello Health are inherently unable to predict the behavior of the FDA as an independent agency, and what the FDA, in its sole discretion may decide, the assumed timing of these approvals represents Biosight’s and Cello Health’s best estimate of when these approvals might occur. These estimates are based on Biosight’s and Cello Health’s own estimates of the remaining time and activities necessary to complete clinical trials that might be required by the FDA in the future, and Biosight’s ability to meet these requirements. Biosight and Cello Health based these assumptions on the current status of ongoing and planned clinical trials, their general knowledge of other oncology companies past submissions and the requirements imposed on new drug applications for similar pharmaceuticals. Actual results may vary significantly from these estimates. Further, there is no guarantee Biosight will successfully receive timely FDA approval for BST-236 any of these applications according to its projected timelines, or at all, and if Biosight fails to achieve approval or incurs significant delays in its approval for any of these applications, this could have a material adverse impact on its ability to achieve the projected revenues set forth above.

● Assuming FDA approval is obtained, projected revenues assume that BST-236 continues to demonstrate tolerability and efficacy similar to that demonstrated in completed and ongoing clinical trials. The outcome of preclinical studies and early clinical trials are not always predictive of the success of later clinical trials, and interim results of clinical trials do not necessarily predict success in the results of completed clinical trials. For example, even though Biosight’s Phase 1/2a and Phase 2 clinical trials provided promising data that BST-236, has safe and effective qualities in the treatment of AML, these results may not be indicative of any results Biosight achieves in future randomized Phase 3 clinical trials that may be conducted with a different patient pool.

● Projected revenues assume that (i) total value of U.S. sales for all AML pharmaceutical treatments rise rapidly from approximately $1 billion now to approximately $6 billion by 2026 and (ii) total value of U.S. sales for all MDS pharmaceutical treatments rise rapidly from approximately $500 million now to approximately $2.4 billion by 2026. Projected revenues also assume a projected target patient population penetration of 35% for each application.

● Assuming FDA approval is obtained, projected revenues assume a price for BST-236 in the treatment of AML as a first-line treatment of $125,000 annually, $75,000 annually for treatment of relapsed/recurring AML and $125,000 annually for treatment of high-risk relapsed/recurring MDS. Biosight’s ability to commercialize BST-236, or any other product candidates, will depend substantially on the extent to which the costs of its product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities (such as, in the United States, Medicare and Medicaid), private health coverage insurers and other third-party payors. The healthcare industry is acutely focused on cost containment, both in the United States and elsewhere. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications, and could view our products as not being cost-effective.

● Assuming FDA approval is obtained, projected revenues assume that no competing product is safer, more effective, has fewer or less severe side effects or is less expensive than BST-236. Biosight’s commercial opportunity could be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects or are less expensive than BST-236. Biosight’s competitors could also obtain FDA or other regulatory approval for their products more quickly than Biosight is able, which could impact the success of marketing or commercializing BST-236. In addition, insurers and other third-party payers could impact Biosight’s ability to compete if they seek to encourage the use of more cost-effective products.